Number	Shares

C - #####	** ##### **

Common Stock
SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP ###### ## #

[CAROLINA FINANCIAL CORPORATION LOGO]

CAROLINA FINANCIAL CORPORATION

Incorporated under the laws of the State of delaware

THIS IS TO CERTIFY that           [NAME, ADDRESS, CITY, STATE, ZIP]                is the owner of            [NUMBER OF SHARES]              FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, $0.01 PAR VALUE, OF CAROLINA FINANCIAL CORPORATION (hereinafter called the "Corporation"), transferable on the books of the Corporation by the holder hereof in person or by a duly authorized attorney, upon surrender of this certificate properly endorsed. This Certificate and the shares represented hereby are issue and shall be held subject to all the provisions of the Certificate of Incorporation, as amended, and the By-Laws of the Corporation, to all of which the holder of this certificate by acceptance hereof assents.

This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

/s/ M. J. Huggins, III	/s/ Jerry L. Rexroad
M. J. Huggins	Jerry L. Rexroad
Secretary	President

[Countersigned and Registered]
Registrar & Transfer Company
{Seal of the Corporation}	(Cranford, New Jersey /
Transfer Agent and Registrar /
Authorized Signature

CAROLINA FINANCIAL CORPORATION

The Corporation will furnish without charge to each stockholder who so requests, the powers, designations, preferences, and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights.

The shares evidenced by this Certificates are subject to a limitation contained in the Certificate of Incorporation to the effect that in no event shall any record owner of any outstanding Common Stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the outstanding shares of Common Stock (the "Limit") be entitled or permitted to any vote in respect of shares held in excess of the Limit.

The Board of Directors of the Corporation is authorized by resolution or resolutions, from time to time adopted, to provide for the issuance of serial preferred stock in series and to fix and state the voting powers, designations, preferences, limitations and restrictions thereof. The Corporation will furnish to any shareholder upon requests and without charge a full description of each class of stock and any series thereof.

The shares represented by this Certificate may not be cumulatively voted on any matter. The Certificate of Incorporation requires the affirmative vote of the holders of at least 80% of the voting stock of the Corporation, voting together as a single class, to approve certain business combinations and other transactions and to amend certain provisions of the Certificate of Incorporation.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT — (Custodian)	Custodian	(Minor)
TEN ENT	—	as tenants by the entireties	Under Uniform Gifts to Minors Act		(State)
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common	UNIF TRF MIN ACT — (Custodian)	Custodian (until age )
			Under Uniform Transfers to Minors Act		(State)

Additional abbreviations may also be used though not in the list.

For value received,                                                              the undersigned hereby sells, assigns and transfers unto

Please insert Social Security or Other Identifying Number of Assignee

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

Shares of the capital stock

represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated

NOTICE:

THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN

UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION

OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS,
STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN
APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.